BlackRock Resources and Commodities Strategy Trust

Cusip:	09257A108
Ticker:	BCX

Record Date	November 14, 2014
Pay Date	November 28, 2014

Distribution Amount per share	$ 0.077100

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Investment Income	$0.011395	15%	$0.011395	15%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.065705	85%	$0.065705	85%

Total (per common share)	$0.077100	100%	$0.077100	100%

Average annual total return (in relation to NAV) for the inception to date ending on October 31, 2014				-2.83%

Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2014				7.40%

Cumulative total return (in relation to NAV) for the fiscal year through October 31, 2014				0.61%

Cumulative fiscal year distributions as a percentage of NAV as of October 31, 2014				0.62%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Resources and Commodities Strategy Trust

Cusip:	09257A108
Ticker:	BCX

Record Date	December 22, 2014
Pay Date	December 31, 2014

Distribution Amount per share	$ 0.077100

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Investment Income	$0.006075	8%	$0.014048	9%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.071025	92%	$0.140152	91%

Total (per common share)	$0.077100	100%	$0.154200	100%

Average annual total return (in relation to NAV) for the inception to date ending on November 28, 2014				-3.69%

Annualized current distribution rate expressed as a percentage of NAV as of November 28, 2014				7.40%

Cumulative total return (in relation to NAV) for the fiscal year through November 28, 2014				-3.45%

Cumulative fiscal year distributions as a percentage of NAV as of November 28, 2014				0.62%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052